UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ILOG S.A.

(Exact name of Registrant as specified in its charter)

France	Not Applicable
(State or other	(I.R.S. Employer
Jurisdiction of	Identification No.)
Incorporation or
Organization)

9, Rue de Verdun, 94253

Gentilly,

France

(011 33) 1 49 08 35 00

(Address and telephone number of

Registrant’s principal executive offices)

Jérôme Arnaud

Chief Financial Officer

ILOG S.A.

1195 West Fremont Avenue

Sunnyvale, California 94087

(408) 991-7000

 (Name, address, and telephone number of agent for service)

with a copy to:

Scott R. Saks, Esq.

Paul, Hastings, Janofsky & Walker LLP

75 E. 55th Street, First Floor

New York, New York 10022

(212) 318-6000

Approximate date of commencement of proposed sale of the securities to the public:  Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Deregistration of Securities.

On October 15, 1998, ILOG S.A. (“ILOG”) filed a registration statement on Form F-3 (Registration No. 333-65747) with the Securities and Exchange Commission, as amended by Amendment No. 1, filed on December 1, 1998, Amendment No. 2, filed on December 30, 1998, and Amendment No. 3, filed on March 22, 1999, (the “1998 Registration Statement”) to register the ability to offer and sell from time to time an aggregate of U.S. $222,533.49 of securities.

ILOG is filing this post-effective Amendment No. 1 solely to deregister all of the securities previously registered under the 1998 Registration Statement and to terminate the 1998 Registration Statement in respect of unsold securities.

Therefore, in accordance with the undertaking made by ILOG in the 1998 Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offer, ILOG hereby removes from registration all registered but unissued securities under the 1998 Registration Statement.

2

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, ILOG, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on January 20, 2009.

ILOG S.A.

By:	/s/ Pierre Haren
Name: Pierre Haren
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Pierre Haren	Chief Executive Officer (Principal Executive Officer)	January 20, 2009

/s/ Jérôme Arnaud	Chief Financial Officer (Principal Financial and Accounting Officer)	January 20, 2009

/s/ Einar Uboe	Chairman of the Board	January 20, 2009

/s/ Emile Santafe	Director	January 20, 2009

/s/ Paloma Valor	Director	January 20, 2009

/s/ Jérôme Arnaud	(Authorized Representative in the United States)	January 20, 2009

3